EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS OPERATIONAL

PERFORMANCE FOR THE FIRST 15 DAYS OF NOVEMBER

HOUSTON, Nov. 16, 2001 - For the first 15 days of November 2001, Continental Airlines (NYSE: CAL) today reported a 70.0 percent domestic and 65.5 percent international load factor for a systemwide load factor of 68.4 percent. The systemwide load factor is 1.8 points below the 70.2 percent load factor reported for the comparable period in 2000.

Continental's on-time arrival rate was 90.1 percent, and its completion factor was 99.4 percent for the first 15 days of November.

During the first 15 days of November 2001, Continental flew 2.1 billion revenue passenger miles (RPMs) and 3.0 billion available seat miles (ASMs), resulting in a traffic decrease of 18.0 percent and a capacity decrease of 15.8 percent versus the corresponding period in November 2000. Domestic traffic was 1.4 billion RPMs, down 13.6 percent from the comparable November 2000 period, and domestic capacity was 1.9 billion ASMs, down 13.4 percent from the same period last year.

A decrease in systemwide load factor and low yields resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 21 and 23 percent for the first 15 days of November 2001, as compared to the first 15 days of November 2000. October 2001 systemwide RASM declined 23 percent, compared to October 2000.

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MID-MONTH NOVEMBER 2001 PERFORMANCE/PAGE 2

Continental Express, a wholly owned subsidiary of Continental Airlines, reported a load factor of 60.4 percent for the first 15 days of November, 1.8 points above the comparable period last year. Continental Express flew 137.1 million RPMs and 227.0 million ASMs the first 15 days of November, resulting in a traffic increase of 7.2 percent and a capacity increase of 3.9 percent versus the same period in November 2000.

Thanksgiving Travel

Bookings for Thanksgiving travel remain strong and load factors on peak days are anticipated to be similar to last year.

Weekly Statistics

The following table summarizes Continental's year-over-year load factor difference for the last four weeks on a same day-of-week basis.

PRELIMINARY YEAR-OVER-YEAR LOAD FACTOR DIFFERENCE

	Oct. 15-21	Oct. 22-28	Oct. 29-Nov. 4	Nov. 5-12
PASSENGER LOAD FACTOR
Domestic	1.4 Points	2.8 Points	0.5 Points	(0.5) Points
International	(13.1) Points	(11.9) Points	(9.4) Points	(4.7) Points
Total Jet	(4.2) Points	(2.9) Points	(3.2) Points	(2.0) Points
Cont'l. Express	1.9 Points	4.1 Points	1.3 Points	2.2 Points

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MID-MONTH NOVEMBER 2001 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS
NOVEMBER 1-15, 2001	2001	2000	Change

REVENUE PASSENGER MILES (000)
Domestic	1,357,045	1,571,448	(13.6) Percent

International	701,122	937,755	(25.2) Percent
Transatlantic	328,973	450,750	(27.0) Percent
Latin America	242,421	297,999	(18.7) Percent
Pacific	129,728	189,005	(31.4) Percent

Total Jet	2,058,168	2,509,203	(18.0) Percent

Cont'l. Express	137,102	127,889	7.2 Percent

AVAILABLE SEAT MILES (000)
Domestic	1,938,022	2,238,265	(13.4) Percent

International	1,069,641	1,334,461	(19.8) Percent
Transatlantic	473,409	624,808	(24.2) Percent
Latin America	362,626	442,679	(18.1) Percent
Pacific	233,606	266,974	(12.5) Percent

Total Jet	3,007,663	3,572,726	(15.8) Percent

Cont'l. Express	226,951	218,364	3.9 Percent

PASSENGER LOAD FACTOR
Domestic	70.0 Percent	70.2 Percent	(0.2) Points

International	65.5 Percent	70.3 Percent	(4.8) Points
Transatlantic	69.5 Percent	72.1 Percent	(2.6) Points
Latin America	66.9 Percent	67.3 Percent	(0.4) Points
Pacific	55.5 Percent	70.8 Percent	(15.3) Points

Total Jet	68.4 Percent	70.2 Percent	(1.8) Points

Cont'l. Express	60.4 Percent	58.6 Percent	1.8 Points

CARGO REVENUE TON MILES (000)
Total	33,914	43,132	(21.4) Percent

MID-MONTH NOVEMBER 2001 PERFORMANCE/PAGE 4

PRELIMINARY OPERATIONAL RESULTS
NOVEMBER 1-15, 2001	2001	2000	Change
On-Time Performance*	90.1%	79.5%	10.6 Points

Completion Factor**	99.4%	99.5%	(0.1) Points

PRELIMINARY RASM CHANGE

NOVEMBER 1-15, 2001 estimated year-over-year RASM Change			(21-23) Percent

* Department of Transportation arrivals within 14 minutes

** System Mileage Completion percentage

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